EXHIBIT 99.1

NEWS RELEASE

30 Penhallow Street

Portsmouth, NH 03801

(603) 433-6131

(800) 327-9970

Contact:	Adam S. Taich
Director of Investor Relations
Phone:	(603) 334-1415

(For Immediate Release)

Apogent Reports First Quarter Results

PORTSMOUTH, N.H. (January 21, 2004): Apogent Technologies Inc. (NYSE: AOT), a leading manufacturer of clinical diagnostic and life science research products, today reported financial results for the first quarter ended December 31, 2003.

During the first quarter, Apogent completed the restructuring activities announced in January 2003. There were special charges associated with these consolidation activities. In addition, a charge related to the Company’s previously announced debt restructuring was incurred during the quarter. To ensure clarity of understanding, we have presented comparative operating results throughout this release both before and after the effects of these special items. For a reconciliation of the adjusted results to U.S. GAAP, please refer to the table on page 2 of this release and to Exhibits 4 and 5.

Excluding special items, adjusted income and diluted earnings per share from continuing operations for the first quarter of fiscal 2004 were $31.4 million and $0.34, respectively. This compares to adjusted income and diluted earnings per share from continuing operations, excluding special items of $28.8 million and $0.27, respectively, for the first quarter of fiscal 2003. Including the impact of the special items, on a U.S. GAAP basis, income and diluted earnings per share from continuing operations for the first quarter were $28.5 million and $0.31, respectively. These results compare with income and diluted earnings per share from continuing operations for the first quarter of fiscal 2003 of $28.8 million and $0.27, respectively.

Commenting on the financial results of the Company, Frank H. Jellinek, Jr., President and Chief Executive Officer of Apogent, said: “I am pleased to report that we are off to a good start for fiscal 2004. We are confident in our ability to grow our business both organically, as well as through acquisitions. The Company posted sales growth of 8.1% for the quarter. We achieved impressive organic sales growth of 6.6% in our Clinical Group, and improved organic growth of 1.7% in our Research Group. Within the Clinical

January 21, 2004

Group, we saw particular strength in our immunodiagnostics and microbiology businesses. Growth in the Research Group was driven by low double-digit growth in some our life science consumable products. As outlined during our year-end conference call, we are continuing to pursue improvements in profitability through facility consolidations and other efficiency opportunities. The results for the quarter are in line with our expectations, and we continue to feel confident about the execution of our plans for this year and beyond.”

Reconciliation of Income from Continuing Operations

	Three Months Ended December 31, (in thousands, except per share data)
	2003	2002
U.S GAAP
Income from continuing operations	$28,464	$28,815

Diluted earnings per common share from continuing operations	$0.31	$0.27

Adjusted
Restructuring charges and asset impairments, net of tax	$2,873	—
Loss on the extinguishment of debt, net of tax	108	—

Adjusted income from continuing operations	$31,445	$28,815

Adjusted diluted earnings per common share from continuing operations	$0.34	$0.27

Weighted average diluted shares outstanding	92,039	107,010

January 21, 2004

Net sales for the first quarter were $278.6 million, compared with $257.8 million in the same period last year, an increase of 8.1%.

Quarterly comparisons of net sales by business segment are as follows:

	Three Months Ended December 31, (in thousands)
Business Segment	2003	2002	Growth	Internal Growth
Clinical Group	$129,706	$119,414	8.6%	6.6%
Research Group	148,936	138,384	7.6%	1.7%

Total	$278,642	$257,798	8.1%[1]	3.9%

Apogent’s net sales for the quarter by geographic area were as follows:

	Three Months Ended December 31, (in thousands)
Geographic Area	2003	2002
North America	$198,109	$190,229
Europe	53,861	46,476
Asia	18,989	15,042
Other	7,683	6,051

Total	$278,642	$257,798

DETAILED FINANCIAL RESULTS

Please refer to the financial statements at the end of this press release when reviewing the following financial information. As noted previously, the following has been adjusted for special items. Please refer to Exhibits 4 and 5 for a reconciliation to U.S. GAAP.

Adjusted gross profit for the first quarter of fiscal 2004 was $130.7 million, versus $124.8 million for the same period last year. Adjusted gross margin was 46.9% in the first quarter of this year versus 48.4% in the first quarter of fiscal 2003. The adjustment for special items was $0.1 million for the three months ended December 31, 2003. Accordingly, without this adjustment, gross profit and margin were $130.5 million and 46.8% for the first quarter of fiscal 2004 compared with gross profit and margin of $124.8 million and 48.4% for the first quarter of fiscal 2003.

[1]	Please refer to Exhibit 6 for a breakdown of net sales growth for the three months ended December 31, 2003.

January 21, 2004

Adjusted selling, general and administrative expenses for the first quarter of fiscal 2004 were $71.7 million, versus $68.6 million for the same period last year. The adjustment for special items was $4.4 million for the three months ended December 31, 2003. Accordingly, without this adjustment, selling, general and administrative expenses were $76.1 million for the first quarter of fiscal 2004 compared with $68.6 million for the first quarter of fiscal 2003.

Adjusted operating income for the first quarter of 2004 was $59.0 million, compared with $56.2 million for the same period last year, an increase of 5.0%. Without the adjustments, operating income was $54.4 million for the first quarter of fiscal 2004, compared with $56.2 million for the first quarter of fiscal 2003.

Adjusted earnings before interest, taxes, depreciation and amortization from continuing operations (Adjusted EBITDA) was $74.8 million for the three months ended December 31, 2003, compared to $71.2 million for the same period in 2002. Net income was $28.5 for the three months ended December 31, 2003, compared to $28.7 million for the same period in 2002.

The Company has included information concerning Adjusted EBITDA because management believes that some investors use Adjusted EBITDA as a measure of a company’s historical ability to service its debt. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as an indicator of Apogent’s operating performance or cash flows as a measure of liquidity. Adjusted EBITDA has not been prepared in accordance with generally accepted accounting principles (GAAP). Adjusted EBITDA, as presented by Apogent, may not be comparable to similarly titled measures reported by other companies. Certain other non-GAAP financial measures (i.e., adjusted gross profit, adjusted gross margin, and adjusted operating income) have been provided in order to provide consistency with the format of presentation previously made to the investing public.

Inventory was $211.5 million at the end of the first quarter. Inventory turns for the quarter were 2.6, compared with 2.6 for the fourth quarter of fiscal 2003. Accounts receivable at the end of the quarter were $172.1 million. Days sales outstanding in the first quarter were 56 days compared with 55 days for the fourth quarter of fiscal 2003.

SPECIAL ITEMS

Restructuring expenses during the three months ended December 31, 2003 were $4.6 million. These charges were primarily related to costs associated with the consolidation of facilities and discontinuance of certain product lines. These charges represent the completion of the restructuring activities announced in the first quarter press release from fiscal 2003.

January 21, 2004

BOND OFFERING

As previously announced in December, 2003, Apogent sold $345 million of floating rate senior convertible contingent debt securitiesSM (CODESSM) due 2033 in a private placement. The convertible securities bear interest at a floating rate equal to 3-month LIBOR minus 125 basis points (but not less than 0% per annum), payable in cash.

SHARE REPURCHASES

During the first quarter of fiscal 2004, the Company repurchased approximately 4.8 million shares of common stock at an average cost of $22.98 per share.

As of the end of the first quarter, the number of shares outstanding was approximately 87.5 million.

In accordance with prior Board authorizations, the Company is authorized to repurchase an additional 6.8 million shares through September 30, 2005. The Company will consider repurchasing shares on an opportunistic basis.

ACQUISITIONS AND DIVESTITURES

On January 8, 2004, Apogent acquired certain histology-related product lines of PERK Scientific. These assets are being integrated operationally with Richard-Allan Scientific Company in Kalamazoo, Michigan. Net sales from this acquisition for the first full year are expected to approximate $2.0 million.

GUIDANCE FOR THE BALANCE OF THE YEAR

Guidance for the balance of the year remains unchanged. The fiscal year range has been updated to reflect the Company’s performance for the first quarter.

Reporting Period	EPS ($)
First Quarter	$0.34 (actual)[2]
Second Quarter	0.38-0.42
Third Quarter	0.39-0.43
Fourth Quarter	0.41-0.45

Fiscal Year 2004	$1.52-$1.64

[2]	Amount represents adjusted earnings per share. Please refer to Exhibit 4 for a reconciliation to U.S. GAAP earnings per share.

January 21, 2004

CONFERENCE CALL

On Thursday, January 22, 2004, at 11:00 a.m. EST, Apogent will host a conference call to discuss its first quarter financial results for the period ended December 31, 2003. The dial-in numbers for the teleconference are:

Domestic Callers	(888) 243-0811
International Callers	(703) 736-7292

The conference call will be simultaneously audio web cast in the Investor Relations section of Apogent’s website at www.apogent.com and will be available there until February 22, 2003.

A telephone replay of the call will be available until 1:00 p.m. EST on Saturday, January 24, 2004. The telephone replay numbers are (888) 836-6074 (Domestic Callers) or (703) 925-2505. (International Callers), passcode 358124.

INVESTOR RELATIONS EVENTS

Meeting	Details
Lehman Brothers Healthcare Conference	March 3-5, 2004 Miami, FL
Baird Growth Stock Conference	May 4-6, 2004 Chicago, IL
Bank of America Healthcare Conference	May 19-21, 2004 Las Vegas, NV

For further information on upcoming investor events, including copies of the written presentation materials from investor conferences and web cast information, please visit the Investor Relations section of Apogent’s website.

UPCOMING COMPANY TRADE SHOW EXHIBITS

Show	Details
LabAutomation	February 2-4, 2004 San Jose, CA
Pittcon	March 8-11, 2004 Chicago, IL
Clinical Laboratory Management Association	March 27-30, 2004 Atlanta, GA

For further information on industry trade shows that Apogent’s subsidiaries attend, please visit Apogent’s website.

ABOUT APOGENT

Apogent is a diversified worldwide leader in the design, manufacture, and sale of laboratory and life science products essential for healthcare diagnostics and scientific research. Apogent’s companies are divided into two business segments for financial reporting purposes: the Clinical Group and the Research Group.

January 21, 2004

FORWARD-LOOKING STATEMENTS

Statements made in this press release regarding future matters are forward-looking statements that involve risks and uncertainties. Forward-looking statements, including those dealing with competitors, customers, acquisitions, sales, profit margins, product development, financial performance, stock repurchase intentions, and growth strategies, are based on current expectations. Our actual results may differ materially from those presently anticipated. Factors that could cause actual results to differ materially include, among others: increased borrowing rates; the inability to buy back shares at acceptable prices; financial risks associated with our holding company structure; currency and other risks associated with our international operations; risks from rapid technological change and new product introductions; the cyclical nature of some of the industries and markets into which we sell our products; changes in customer purchasing patterns; competitive factors; challenges associated with acquisitions; the possibility of future restructuring or impairment charges against our reported earnings; our dependence upon key distributors and original equipment manufacturers; possible disruption of our manufacturing operations from labor unrest, shortages of critical materials or other causes; timing of product launches and other factors that may impact the success of new product introductions; unanticipated costs or other factors that could adversely impact our cost-cutting efforts; regulatory and litigation risks; and the other “Cautionary Factors” contained in Item 7 of the Company’s most recent Form 10-K and our subsequent reports filed with the Securities and Exchange Commission from time to time. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

* * * * *

January 21, 2004

Exhibit 1

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands except share and per share data)

(unaudited)

	December 31, 2003	September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$12,996	$18,505
Marketable securites—available for sale	15,169	17,625
Accounts receivable (less allowance for doubtful accounts of $3,941 and $4,286 respectively)	172,136	179,523
Inventories	211,484	206,549
Deferred income taxes	15,308	15,308
Prepaid expenses and other current assets	18,798	16,518

Total current assets	445,891	454,028
Property, plant and equipment, net	278,789	282,752
Intangible assets, net	177,802	179,492
Goodwill	1,009,072	999,243
Other assets	41,266	34,476

Total assets	$1,952,820	$1,949,991

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt and overdrafts	$12,001	$12,801
Current portion of long-term debt	2,259	2,281
Accounts payable	40,484	50,220
Income taxes payable	25,873	20,053
Accrued payroll and employee benefits	32,470	34,484
Accrued interest expense	3,646	8,844
Restructuring reserve	3,640	1,758
Other current liabilities	35,614	38,883

Total current liabilities	155,987	169,324
Long-term debt, less current portion	962,444	891,989
Deferred income taxes	143,183	137,683
Other liabilities	27,881	26,948
Commitments and contingent liabilities	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 20,000,000 shares	—	—
Common stock, $0.01 par value; authorized 250,000,000 shares; issued 107,057,865 shares; outstanding and 87,534,709 92,013,345 shares respectively	1,071	1,071
Equity rights, 50 rights at $1.09 per right	—	—
Additional paid-in capital	269,010	270,119
Retained earnings	765,550	737,045
Accumulated other comprehensive income (loss)	12,640	(3,127)
Treasury common stock, 19,523,156 and 15,044,521 shares at cost	(384,946)	(281,061)

Total shareholders’ equity	663,325	724,047

Total liabilities and shareholders’ equity	$1,952,820	$1,949,991

January 21, 2004

Exhibit 2

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,
	2003	2002
Net sales	$278,642	$257,798
Cost of sales:
Cost of products sold	147,988	132,957
Restructuring charges	145	—

Total cost of sales	148,133	132,957

Gross profit	130,509	124,841
Selling, general and administrative expenses	71,656	68,630
Restructuring charges and asset impairments	4,415	—

Total selling, general and administrative expenses	76,071	68,630

Operating income	54,438	56,211
Other income (expense):
Interest expense, net	(8,824)	(10,411)
Amortization of deferred financing fees	(1,323)	(912)
Loss on extinguishment of debt	(171)	—
Other, net	355	491

Income from continuing operations before income taxes	44,475	45,379
Income taxes	16,011	16,564

Income from continuing operations	28,464	28,815
Discontinued operations, net of income tax benefit	41	(82)

Net income	$28,505	$28,733
Basic earnings per common share from continuing operations	$0.31	$0.27
Discontinued operations	0.00	(0.00)

Basic earnings per common share	$0.31	$0.27

Diluted earnings per common share from continuing operations	$0.31	$0.27
Discontinued operations	$0.00	(0.00)

Diluted earnings per common share	$0.31	$0.27

Weighted average basic shares outstanding	90,729	105,719
Weighted average diluted shares outstanding	92,039	107,010

January 21, 2004

Exhibit 3

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended December 31,
	2003	2002
Cash flows from operating activities:
Net income	$28,505	$28,735
Adjustments to reconcile net income to net cash provided by operating activities
Discontinued operations	(41)	82
Depreciation	11,584	10,604
Amortization	5,223	4,848
Gain on sale of property plant and equipment	25	(36)
Asset impairments	1,969	—
Loss on extinguishment of debt and settlement of securities lending	171	—
Deferred income taxes	5,500	—
Changes in assets and liabilities, net of effects of businesses acquired:
Decrease in accounts receivable	9,634	16,657
Increase in inventories	(1,915)	(12,784)
Increase (decrease) in prepaid expenses and other current assets	(1,965)	634
Decrease in accounts payable	(10,349)	(7,067)
Increase (decrease) in income taxes payable	4,045	(3,384)
Decrease in accrued payroll and employee benefits	(2,465)	(3,780)
Decrease in accrued interest expense	(5,198)	(8,443)
Increase (decrease) in restructuring reserve	1,882	(451)
Increase (decrease) in other current liabilities	(1,048)	2,753
Net change in other assets and liabilities	(4,429)	(1,105)

Net cash provided by operating activities	41,128	27,263

Cash flows from investing activities:
Capital expenditures	(5,486)	(9,897)
Proceeds from sales of property, plant and equipment	1,967	254
Net payments for businesses acquired	(856)	(20,834)
Other investing activities	2,000	2,070

Net cash used in investing activities	(2,375)	(28,407)

Cash flows from financing activities:
Proceeds from revolving credit facility	144,200	117,800
Principal payments on revolving credit facility	(417,506)	(102,100)
Proceeds from long-term debt	345,000	—
Principal payments on long-term debt	—	1,734
Proceeds from the exercise of stock options	3,523	—
Purchase of treasury stock	(109,542)	(19,730)
Financing fees paid	(9,797)	—
Premium paid on extinguishment of debt and settlement of securities lending	(171)
Other financing activities	—	(1,941)

Net cash used in financing activities	(44,293)	(4,237)

Effect of exchange rate changes on cash and cash equivalents	31	4,809

Net increase in cash and cash equivalents	(5,509)	(572)
Cash and cash equivalents at beginning of period	18,505	16,327

Cash and cash equivalents at end of period	$12,996	$15,755

January 21, 2004

Exhibit 4

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Adjusted Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three months ended December 31, 2003				Three months ended December 31, 2002
	US GAAP Results	Adjustments (B)		Adjusted Results (A)	US GAAP Results	Adjustments (B)	Adjusted Results (A)
Net sales	$278,642	$—		$278,642	$257,798	$—	$257,798
Cost of sales	147,988	—		147,988	132,957	—	132,957
Restructuring charge	145	(145)		—	—	—	—

Total cost of sales	148,133	(145)		147,988	132,957	—	132,957
Gross profit	130,509	145		130,654	124,841	—	124,841
Selling, general and administrative expenses	71,656	—		71,656	68,630	—	68,630
Restructuring charges and asset impairments	4,415	(4,415)		—	—	—	—

Total selling, general and administrative expenses	76,071	(4,415)		71,656	68,630	—	68,630

Operating income	54,438	4,560		58,998	56,211	—	56,211
Other income (expense):
Interest expense	(8,824)	—		(8,824)	(10,411)	—	(10,411)
Amortization of deferred financing fees	(1,323)	—		(1,323)	(912)	—	(912)
Loss on the extinguishment of debt	(171)	171		—	—
Other, net	355	—		355	491	—	491

Income from continuing operations before income taxes	44,475	4,731		49,206	45,379	—	45,379
Income taxes	16,011	1,750	(C)	17,761	16,564	—	16,564

Income from continuing operations	28,464	2,981		31,445	28,815	—	28,815
Discontinued operations, net of income tax benefit	41			41	(82)	—	(82)

Net income	$28,505	$2,981		$31,486	$28,733	$—	$28,733

Basic earnings per common share from continuing operations	$0.31			$0.35	$0.27		$0.27
Discontinued operations	0.00			0.00	(0.00)		(0.00)

Basic earnings per common share	$0.31			$0.35	$0.27		$0.27

Diluted earnings per common share from continuing operations	$0.31			$0.34	$0.27		$0.27
Discontinued operations	$0.00			$0.00	$(0.00)		$(0.00)

Diluted earnings per common share	$0.31			$0.34	$0.27		$0.27

Weighted average basic shares outstanding	90,729			90,729	105,719		105,719
Weighted average diluted shares outstanding	92,039			92,039	107,010		107,010

(A)	These Adjusted Consolidated Statements of Operations are for informational purposes only and are not in accordance with U.S. generally accepted accounting principles (GAAP). These statements exclude the impact of the special items.
(B)	Reflects the impact of restructuring charges, asset impairments and loss on extinguishment of debt.
(C)	The tax rate used for adjustments is based on the tax rate in the jurisdiction in which the income or expense arose.

January 21, 2004

Exhibit 5

Calculation of Adjusted EBITDA

(historical amounts have been restated to reflect discontinued operations)

(unaudited)

	Three Months Ended December 31,
	2003	2002
Net income	$28,505	$28,733
Less: Discontinued operations	41	(82)
Loss on the extinguishment of debt	(171)	—
Restructuring charges and asset impairments	(4,560)	—
Income Taxes	16,011	16,564

Adjusted Income from continuing operations before income taxes	49,206	45,379
Interest expense	8,824	10,411
Depreciation	11,584	10,604
Amortization	5,223	4,848

Adjusted EBITDA	$74,837	$71,242

January 21, 2004

Exhibit 6

Three Months Ended December 31, 2003
(unaudited)
Components of Net Sales Growth
Internal growth	3.9%
Acquisitions and base period adjustments	1.5%
Foreign exchange	2.7%

Total sales growth	8.1%